Exhibit 23.1

Tel: 732-750-0900 Fax: 732-750-1222 www.bdo.com	90 Woodbridge Center Dr., 4th Floor Woodbridge, NJ 07095-1163

Consent of Independent Registered Public Accounting Firm

Eagle Pharmaceuticals, Inc.

Woodcliff Lake, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 29, 2016, relating to the financial statements and the effectiveness of Eagle Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Woodbridge, New Jersey

September 16, 2016